45




                                  EXHIBIT 12.1

                    Statement Regarding Computation of Ratios

46

Computation of Ratios
---------------------------------

The following formulas were used to calculate the ratios in Financial Information and Supplementary Data, page 47, Selected Financial Data for the years ended December 31, 1998, 1997, 1996, 1995 and 1994, included in this report.

(Calculation)
Net Income / Weighted average shares of common stock outstanding for the period
=  Earnings Per Share

                                                      December 31,
                            1998           1997           1996           1995           1994
                           ------         ------         ------         ------         ------

Net Income              $ 2,033,025    $ 1,930,568    $ 1,643,994    $ 1,470,347    $ 1,287,713

Weighted Average
Shares Outstanding        1,257,252      1,257,252      1,257,252      1,257,252      1,257,154

Per Share Amount              $1.62          $1.54          $1.31          $1.17          $1.02



(Calculation)
Cash dividends/ Shares issued
=  Cash dividends declared per share

                                                        December 31,
                            1998           1997           1996           1995           1994
                           ------         ------         ------         ------         ------

Cash dividends          $   732,677    $   652,936    $   573,698    $   410,525    $   448,535

Shares issued             1,257,252      1,257,252      1,257,252      1,257,252      1,257,154

Per Share Amount               $.58           $.52           $.46           $.33           $.36


(Calculation)
Stockholders' Equity/ Shares issued
=  Book Value per share

                                                      December 31,
                            1998           1997           1996           1995           1994
                           ------         ------         ------         ------         ------

Stockholders' Equity    $15,460,938    $14,128,995    $12,649,278    $11,709,207    $10,367,843

Shares issued             1,257,252      1,257,252      1,257,252      1,257,252      1,257,154

Per Share Amount             $12.30         $11.24         $10.06         $ 9.31         $ 8.25

47

(Calculation)
Net Income / Total average assets
=  Return on Average Assets

                                                     (In thousands)
                                                      December 31,
                            1998           1997           1996           1995           1994
                           ------         ------         ------         ------         ------
Net Income              $     2,033    $     1,931    $     1,644    $     1,470    $     1,288

Total Average Assets    $   164,630    $   153,290    $   137,810    $   124,145    $   117,996

Return on Average Assets       1.23%          1.26%          1.19%          1.18%          1.09%


(Calculation)
Net Income / Average stockholders' equity
=  Return on Average Equity

                                                     (In thousands)
                                                      December 31,
                            1998           1997           1996           1995           1994
                           ------         ------         ------         ------         ------

Net Income              $     2,033    $     1,931    $     1,644    $     1,470    $     1,288

Total Average
Stockholders' Equity    $    14,697    $    13,400    $    12,186    $    11,170    $    10,253

Return on Average Equity      13.83%         14.41%         13.49%         13.16%         12.56%


(Calculation)
Average Equity / Average stockholders' equity
=  Average Equity to Average Assets

                                                     (In thousands)
                                                      December 31,
                            1998           1997           1996           1995           1994
                           ------         ------         ------         ------         ------
Total Average
Stockholders' Equity    $    14,697    $    13,400    $    12,186    $    11,170    $    10,253

Total Average Assets    $   164,630    $   153,290    $   137,810    $   124,145    $   117,996

Average Equity
 to Average Assets             8.93%          8.74%          8.84%          9.00%          8.69%

48

(Calculation)
Cash dividends per share / Net income per share
=  Dividend Payout Ratio

                                                      December 31,
                            1998           1997           1996           1995           1994
                           ------         ------         ------         ------         ------

Cash dividends
  per share               $    .58       $    .52       $    .46       $    .33       $    .36

Net income per share      $   1.62       $   1.54       $   1.31       $   1.17       $   1.02

Dividend Payout Ratio        35.80%         33.77%         35.11%         28.21%         35.29%


(Calculation)
Loans/ Total deposits
=  Loan to Deposit Ratio

                                                      December 31,
                            1998           1997           1996           1995           1994
                           ------         ------         ------         ------         ------

Loans                  $103,555,319    $95,373,653    $80,416,680    $72,006,276    $61,667,148

Total deposits         $147,784,819   $137,044,813   $125,271,069   $114,895,154   $105,730,236

Loan to Deposit Ratio         70.07%         69.59%         64.19%         62.67%         58.32%